EXHIBIT 16.1

                          [COMISKEY & CO. LETTERHEAD]

May 18, 2010



U. S. Securities  and  Exchange  Commission
Office of the Chief Accountant
100 F Street, NE
Washington,  DC  20549

    Re: Strategic Acquisitions, Inc.
        File No. 0-28963

Dear Sir or Madam:


We have read Item 4.01 of Form 8-K of Strategic Acquisitions, Inc. dated May 18, 2010, for the event that occurred on May 14, 2010, and agree with the statements concerning our firm contained therein.


Very  truly  yours,

/s/ Comiskey & Company

PROFESSIONAL CORPORATION
Denver, Colorado